SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement    [   ]  Confidential, for Use
              of the Commission
              Only (as permitted by
              Rule 14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-
        12


              Orrstown Financial Services, Inc.
          (Name of Registrant as Specified In Its Charter)



(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required
[   ]    Fee computed on table below per Exchange Act Rules 14a-
    6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:



    2) Aggregate number of securities to which transaction applies:



    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



    4)   Proposed maximum aggregate value of transaction:





    5)   Total fee paid:



[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:



    2)   Form, Schedule or Registration Statement No.:



    3)   Filing Party:



    4)   Date Filed:





    ORRSTOWN FINANCIAL SERVICES, INC.
    3580 Orrstown Road
    Orrstown, PA  l7244

    (7l7) 532-6ll4


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD on Tuesday,
April 8, l997

TO THE SHAREHOLDERS OF ORRSTOWN FINANCIAL SERVICES, INC.:

    NOTICE IS HEREBY GIVEN that pursuant to the call of its directors, the regular annual meeting of the shareholders of ORRSTOWN FINANCIAL SERVICES, INC., with principal offices in Orrstown, Pennsylvania, will be held on Tuesday, April 8, l997, at 9:00 A.M., at the Shippensburg Firefighters Activities Center, 33-35 West Orange Street, Shippensburg, Pennsylvania, for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS. To elect four directors for a three-year term.

2. AMENDMENT OF ARTICLES OF INCORPORATION. To amend the articles of incorporation to change the number of authorized shares of common stock from 2,000,000 shares to l0,000,000 shares.

3. OTHER BUSINESS. To consider such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

    Only those shareholders of record at the close of business on March l, l997, shall be entitled to notice of and to vote at the meeting.

    IT IS REQUESTED THAT YOU PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOUR PROXY IS REVOCABLE AT ANY TIME BY A WRITTEN INSTRUMENT SIGNED IN THE SAME MANNER AS THE PROXY AND RECEIVED BY THE SECRETARY OF ORRSTOWN FINANCIAL SERVICES, INC., AT OR BEFORE THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY BY VOTING IN PERSON.


                             BY ORDER OF THE BOARD OF DIRECTORS



                             ____________________________________
                                  Galen L. Myers
                                  Chairman of the Board

Dated:  March 14, l997


    ORRSTOWN FINANCIAL SERVICES, INC.
    3580 Orrstown Road
    Orrstown, PA  l7244
    (7l7) 532-6ll4


    PROXY STATEMENT
    l997 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
    TUESDAY, April 8, l997


    GENERAL


Solicitation of Proxies

    This proxy statement is furnished in connection with the solicitation of proxies, in the accompanying form, by Orrstown Financial Services, Inc., (the "Company") on behalf of the Board of Directors for use at the annual meeting of shareholders to be held at 9:00 A.M. on Tuesday, April 8, l997, and any adjournments or postponements thereof. This proxy statement and the accompanying proxy form are being mailed to shareholders on or about March 14, l997.

    The expense of soliciting proxies will be borne by the Company, and the officers, directors and employees of the Company may, without additional compensation, solicit proxies personally or by telephone.


Date, Time and Place of Meeting

    The regular annual meeting of the shareholders of the Company will be held on Tuesday, April 8, l997, at 9:00 A.M., at the Shippensburg Firefighters Activities Center, 33-35 West Orange
Street, Shippensburg, Pennsylvania.


Shareholders Entitled to Vote

    Shareholders of record at the close of business on March l, l997, shall be entitled to vote at the meeting.


Purpose of Meeting

    The shareholders will be asked to consider the following matters at the meeting: (i) to elect four directors to Class C for a three-year term, (ii) to approve the adoption of an amendment to the articles of incorporation to increase the number of authorized shares of common stock from 2,000,000 shares to l0,000,000 shares, and (iii) to consider and vote upon such other business as may properly be brought before the meeting and any adjournments or postponements thereof.


Revocability and Voting of Proxies

    The execution and return of the enclosed proxy will not affect a shareholder's right to attend the meeting and to vote in person.
 Any proxy given pursuant to this solicitation may be revoked at any time by a written instrument signed in the same manner as the proxy and received by the Secretary of the Company at or before the annual meeting. If you attend the annual meeting, you may, if you wish, revoke your proxy by voting in person. Unless revoked, any duly executed proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereof of the shareholder giving the proxy. In the absence of instructions, all duly executed proxies will be voted FOR the election as directors to Class C of the four nominees identified in this proxy statement and FOR the amendment to the articles of incorporation. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in the discretion of the proxies.


Voting of Shares and Principal Holders Thereof

    At the close of business on March l, l997, which is the record date for determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof, the Company had outstanding 976,863 shares of common stock. There is no other class of stock outstanding.

    A majority of the outstanding shares of common stock present in person or by proxy constitutes a quorum for the conduct of business. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to vote their shares cumulatively in the election of directors.

    The Company does not know of any person who beneficially owned more than 5% of the outstanding shares of common stock of the Company on the record date.


Recommendations of the Board of Directors

    The Board of Directors recommends that the shareholders vote FOR the election as directors to Class C of the four nominees identified in this proxy statement and FOR the amendment of the articles of incorporation as set forth in this proxy statement.


    INFORMATION CONCERNING ELECTION OF DIRECTORS


General Information

    Four directors are to be elected Class C at the l997 annual meeting, each to hold office until the annual meeting of the shareholders in 2000 or until a successor is elected. It is the intention of the persons named in the enclosed form of proxy, if authorized, to vote the proxies for the election as directors for a three-year term of Anthony F. Ceddia, Robert T. Henry, Andrea Pugh and Kenneth R. Shoemaker.

    In the event any nominee declines or is unable to serve as a director, the persons named as proxies shall have full discretion to vote for any person who may be nominated.

    The following table sets forth information regarding the nominees for directors and current directors whose terms do not yet expire. Richard M. Diffenbaugh resigned from the board of the Company on May l, l996. Denver L. Tuckey was appointed to fill Mr. Diffenbaugh's unexpired term effective July l, l996. All other current directors of the Company have served since l988 with the exception of Robert T. Henry who has served since l99l.

Name                    Age     Principal Occupation  Bank Director
                           for Last Five Years      Since
                           and Position with
                             Company


CLASS A DIRECTORS
    DIRECTORS WHOSE TERMS EXPIRE IN l999


Jeffrey W. Coy     45   State Legislator    l984

Ned R. Fogelsonger 50   President, Fogelsonger   l986
         Agency, Inc.

Joel R. Zullinger  48   Attorney-at-Law; Vice    l98l
         Chairman of the Board
         of Company and Bank




CLASS B DIRECTORS
WHOSE TERMS EXPIRE IN l998


Denver L. Tuckey   63   Retired Businessman l995

William O. Hykes   6l   Retired Bank Officer     l982

Galen L. Myers     58   Tax and Accounting  l978
         Services; Myers
         Marketing; Chairman
         of Board of Company
         and Bank

Raymond I. Pugh    70   Retired US Postal   l976
         System


NOMINEES FOR CLASS C DIRECTORS
   DIRECTORS WHOSE TERMS EXPIRE IN 2000


Anthony F. Ceddia  53   President, Shippensburg  l996
         University

Robert T. Henry    68   Retired Pharmacist and   l989
         Businessman

Andrea Pugh   44   President, PharmCare     l996
         Consultants

Kenneth R.    49   President and Chief l986
Shoemaker          Executive Officer of
         Company and Bank

Security Ownership of Nominees for Director, Current Directors and
Management

    The following table sets forth the number of shares of common stock of the Company beneficially owned as of March l, l997, by each of the Company's nominees for director, current directors, and officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual, his or her spouse, or both, or as custodian for the benefit of his or her minor children, and the individual has sole voting and investment power with respect to the shares or such power is shared with his or her spouse.


Name               Shares of Common Stock       Percent of Total
                   Beneficially Owned              Common Stock

Anthony F. Ceddia  32l  0.03%

Jeffrey W. Coy     7,039     0.72%

Ned R. Fogelsonger      l3,933    1.42%

Robert T. Henry    7,l47     0.73%

William O. Hykes   8,509     0.87%

Galen L. Myers     8,034     0.84%

Andrea Pugh   1,049     0.l0%

Raymond I. Pugh    3,449     0.35%

Kenneth R. Shoemaker    5,5l7     0.57%

Denver L. Tuckey   1,125     0.ll%

Joel R. Zullinger  4,34l     0.44%


All nominees, directors
and officers as a group
(l4 persons)  63,905    7.00%

Transactions with Directors and Executive Officers

    The Company's subsidiary, Orrstown Bank, has had in the past, and expects to have in the future, transactions in the ordinary course of business with directors and officers of Orrstown Bank and the Company, and their associates on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk or collectibility or present other unfavorable features.


Section l6(a) Beneficial Ownership Compliance

    Section l6(a) of the Securities Exchange Act of l934 requires that directors and certain officers of the Company file reports of ownership and changes in ownership with the Securities and Exchange Commission as to the shares of Company common stock beneficially owned by them. Based solely on its review of copies of such forms received by it, the Company believes that during the Corporation's fiscal year ending on December 3l, l997, all filing requirements applicable to its directors and officers were complied with in a timely fashion.


    MEETINGS AND COMMITTEES
    OF THE BOARD OF DIRECTORS


    During the year l996 the Board of Directors of the Company held five meetings, while the Orrstown Bank Board of Directors held thirteen meetings.

    The Company has an executive committee consisting of Jeffrey
W. Coy, Chairman, Galen L. Myers, Kenneth R. Shoemaker, and Joel R. Zullinger. The executive committee acts on matters between regular meetings of the board. The executive committee of the Company held no meetings during the year. Orrstown Bank has an executive committee consisting of the same members as the Company's executive committee and which held sixteen meetings during the year. The Company does not have an audit committee, nominating committee, or a compensation committee; however, Orrstown Bank has an audit committee whose members are Raymond I. Pugh, Chairman, Ned R. Fogelsonger, William O. Hykes and Denver L. Tuckey.

    During the year l996 all of the directors attended at least
75% of the aggregate of (l) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served.

    For the year l996 the directors of the Company received
$250.00 per board meeting attended and $l50.00 for each committee meeting attended. All directors of the Company also serve on the board of Orrstown Bank. For the year l995, Orrstown Bank paid each director $500.00 per month and a yearly retainer of $3,000.00. In addition the Chairman of the Board of Orrstown Bank was paid a stipend of $l,500.00 and the Vice Chairman a stipend of $l,000.00.
 Each Orrstown Bank director, with the exception of Kenneth R. Shoemaker, President and Chief Executive Officer of the Company and Orrstown Bank, was also paid $l50.00 for each committee meeting attended.

    Orrstown Bank has a deferred compensation arrangement with seven of its board members or former board members whereby a director or his beneficiaries will receive a monthly benefit beginning at age 65. The arrangement is funded by an amount of life insurance on each participating director calculated to meet the bank's obligations under the compensation agreement. The cash value of the life insurance policies is an unrestricted asset of the bank. The estimated present value of future benefits to be paid, which are included in other liabilities, amounted to $l7l,33l.00 at December 3l, l996. Annual expense of $20,l53.00 was charged to operations for l996.

    In l995, Orrstown Bank and the Company established a non-qualified deferred compensation plan for directors and for Stephen
C. Oldt, Executive Vice President. Each participant may elect each year to defer all or a portion of his or her board fees and compensation. Those deferring compensation must begin withdrawal from the plan by age 75. The amount deferred is invested in a rabbi trust with the trust department of Orrstown Bank as trustee.
 The investments are directed by the participants and there is no guarantee as to their performance. Growth of each participant's account is a result of investment performance and not as a result of an interest factor or interest formula established by the participant.


    EXECUTIVE COMPENSATION AND BENEFITS


Board of Directors Report on Executive Compensation

    Neither the Company nor Orrstown Bank have a compensation committee. However, initial review and recommendations for compensation of the executive officers of Orrstown Bank are made by the executive committee of the Bank's Board of Directors. No compensation was paid to the executive officers by the Company during 1996. All compensation was paid by the Bank. As set forth previously, three members of the executive committee are non-employee directors. The fourth member of the committee is Mr. Shoemaker. Although Mr. Shoemaker, the President and Chief Executive Officer of the Company and Bank, served on the executive committee, he did not participate in any discussions or decisions regarding his own compensation. All recommendations of the executive committee relating to the compensation of the Bank's executive officers are reviewed by the full Board of Directors of the Bank which has ultimate responsibility for establishing, implementing and monitoring all compensation policies of the bank.

    The bank's executive committee's executive compensation policies are designed to provide compensation to executive officers based upon a performance evaluation of each executive officer after analyzing each officer's completion of previously established goals. Mr. Shoemaker does not participate in his own performance evaluation, but does participate in the evaluation of other executive officers. Levels of base salary paid by the Bank for all executive officers are intended to be competitive with other banks of similar size in the region. Comparisons of compensation made by banks of similar size in the region is obtained by the executive committee from various sources. Such comparison is not based on corporate performance of other banks, but only compensation paid by comparable banks for similar job descriptions.

    The Board of Directors are Anthony F. Ceddia, Jeffrey W. Coy,
Ned R. Fogelsonger, Robert T. Henry, William O. Hykes, Galen T.
Myers, Andrea Pugh, Raymond I. Pugh, Kenneth R. Shoemaker, Denver
L. Tuckey, and Joel R. Zullinger.

    The following table shows, for the years ending December 3l, l994, l995 and l996, the cash compensation paid or accrued, as well as certain other compensation paid or accrued for those years, to Kenneth R. Shoemaker, President and Chief Executive Officer of the Company and Orrstown Bank. Pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, information is not required as to the compensation of the Company's and Bank's other executive officers because the total salary and bonus earned by such executive officers in l996 did not exceed $l00,000.00.

Summary Compensation Table - Kenneth R. Shoemaker


Year          Salary    Bonus          Other Annual   All Other
         (l)                 Compensation   Compensation
                             (2)            (3)


l996     $l26,269.67    $4,000.00 $3,9l8.25 $2l,932.73
l995     119,753.59     4,000.00  3,868.00  2l,655.80
l994     114,l50.00     2,000.00  1,873.l0  20,l68.28

(l) Includes amounts received as compensation as member of Board of Directors and any non-qualified deferred compensation
(2) Includes perquisites ($3,9l8.25)
(3) Includes profit-sharing and 40l(k) contribution ($l8,l46.50)
as well as Company match on 40l(k) plan ($3,786.23)

No long-term compensation including but not limited to restricted stock awards, stock options, and long-term incentive plans were paid to Mr. Shoemaker during the last three fiscal years.

In January, l997, the Company entered into a Change of Control Agreement with Mr. Shoemaker. Under the terms of the agreement, in the event Mr. Shoemaker's employment with the Company or the Bank is terminated by the Company, Bank or Mr. Shoemaker within three years after a change in control of the Company or the Bank, Mr. Shoemaker's compensation in effect prior to the change in control will continue for a period of three years, offset by compensation from any subsequent employment. Compensation is defined to include base salary plus cash bonuses or annual incentive cash compensation earned for the preceding calendar year. A termination pursuant to a change in control may occur in connection with a merger, consolidation, acquisition, reorganization, sale of assets or significant stock acquisition of the Company or the Bank. The Change in Control Agreement also provides that the Company will continue to provide Mr. Shoemaker with available insurance coverages in effect at the time of his termination pursuant to a change in control for a period of three years, offset by coverage from any subsequent employment.


Pension and Other Benefit Plans

    Orrstown Bank terminated its non-contributory defined benefit pension plan as of July 3l, l992.

    In l988 Orrstown Bank began a profit-sharing plan which covers all employees who have attained age 2l and completed one year of service and have worked for l,000 hours or more during the plan year. Upon being covered by the plan, an employee is fully vested.
 Contributions to the plan are based on bank performance and are at the discretion of the bank's Board of Directors. Substantially all of the bank's employees are covered by the plan and the contribution charged to operations was $268,273.52 for l996, although actual distribution took place on February 4, l997. The maximum amount allocated to the nine operating officers of the bank was $80,440.35.

    Beginning September l, l992, Orrstown Bank instituted a 40l(k) plan for its employees. The sum of $38,l05.49 was contributed by the Bank which represents a 50% match for employee contributions to the plan up to a maximum of 6% of each employee's base salary.


    STOCK PRICE PERFORMANCE GRAPH


    The following is a graph comparing the Company's cumulative total shareholder returns with the performance of the NASDAQ stock market index (US Companies). In that the Company's stock is not traded on any stock exchange, the value of the stock is based on reports to the Company by shareholders who have bought and sold stock of the Company at various times. The Company is not aware of the trading price of all transactions involving the Company's stock, only those reported by shareholders who desire to do so.































    AMENDMENT TO ARTICLES OF INCORPORATION


    The board of directors proposes an amendment to the Company's articles of incorporation. The amendment will change the number of authorized shares of common stock of the Company from 2,000,000 to 10,000,000 shares.

    The board of directors proposes the adoption of the following resolution by the shareholders at the annual meeting:

         RESOLVED, that paragraph 6 (a) (i) of the Articles
of Incorporation of the Company be amended to read as
follows:      "(i) 10,000,000 shares of common stock with no
par value;"

    As of March 1, 1997, 976,863 shares of common stock with no par value were issued and outstanding by the Company. There were 1,023,137 shares of authorized but unissued common stock available for issuance in the future.

    The additional shares of common stock to be authorized if the amendment is approved will have the same rights and privileges as the shares of common stock now authorized and outstanding. Shares of common stock of the Company do not have preemptive rights.

    In the past, the Company has used authorized but unissued common stock to pay stock dividends, to allow for stock splits, and to raise capital. In addition such authorized stock can be used to fund acquisitions by the Company and, if at a future time, there is a merger, tender offer, or other attempt to gain control of the Company of which the Board of Directors does not approve, it will be possible for the Board of Directors to issue additional shares of common stock in order to frustrate the transaction by increasing the number of shares necessary to gain control. A possible effect of the proposed amendment, therefore, would be to deter a future takeover attempt which the Board of Directors of the Company consider to be contrary to the best interest of the Company, but which some or even a majority of the shareholders might deem to be in their best interest.

    If the proposed amendment is approved, no further action or authorization by the shareholders of the Company will be necessary prior to the issuance of additional shares of stock, except in certain limited situations where shareholder approval would be required by law, and no further shareholder authorization will be sought prior to issuance. Such shares will be issued for such consideration, cash or otherwise, at such times and in such amounts, as the Board of Directors shall determine.

    Approval of this amendment requires the affirmative vote of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast. Accordingly, at least 488,432 shares must be voted in favor of the amendment for its approval.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
2,000,000 TO 10,000,000.


    RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


    The Board of Directors engaged the accounting firm of Smith
Elliott Kearns and Company as independent auditors for the year l996.

    It is anticipated that Smith Elliott Kearns and Company will be similarly engaged for the year l997. Representatives of Smith Elliott Kearns and Company are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    Smith Elliott Kearns and Company assisted the Company with the preparation of its income tax returns and provided assistance in connection with regulatory matters. These non-audit services were approved by the Board of Directors prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of its auditors. The Board of Directors reviewed the nature and expense associated with such services and concluded that there was no effect on the independence of the auditors.


    AVAILABILITY OF ANNUAL REPORT
    ON FORM l0-K


    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM l0-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST ADDRESSED TO KENNETH R. SHOEMAKER, PRESIDENT, ORRSTOWN FINANCIAL SERVICES, INC., 3580 ORRSTOWN ROAD, ORRSTOWN, PENNSYLVANIA, 17244.


    OTHER MATTERS


    The Board of Directors of the Company knows of no matters other than those discussed in this proxy statement which will be presented at the l997 annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in the discretion of the proxies.


    SHAREHOLDER PROPOSAL


    Shareholder proposals intended to be presented at the l998 annual meeting must be received at the executive offices of the company at 77 East King Street, Shippensburg, Pennsylvania, not later than Friday, November l4, l997, in order to be considered for inclusion in the proxy statement and proxy form to be prepared by the Company in connection with the l998 annual meeting.










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